EXHIBIT 3.44

DEAN HELLER
Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:

Jacobs Elko Entertainment, Inc.

2.	Resident Agent Name and Street Address:
(must be a Nevada address where process may be served)

The Corporation Trust Company of Nevada
Name

6100 Neil Road, Suite 500	Reno	Nevada	89511
Street Address	City	Zip Code

Optional Mailing Address	City	State	Zip Code

3.	Shares:
(number of shares corporation authorized to issue)

Number of shares	Number of shares
with par value:	1000	Par value:	$0.01	without par value:	0

4.	Names & Addresses, of Board of Directors/Trustees:
(attach additional page if there is more than 3 directors/trustees)

1.	Jeffrey P. Jacobs
Name

17301 West Colfax Avenue, Suite 250	Golden	CO	80401
Street Address	City	State	Zip Code

2.
Name

Street Address	City	State	Zip Code

3.
Name

Street Address	City	State	Zip Code

5.	Purpose:
(Optional—see instructions)

The purpose of this Corporation shall be:
Any lawful purpose

6.	Names, Address and Signature of Incorporator.
(attach additional page there is more than 1 incorporator)

Adam J. Fogoros	/s/ Adam J. Fogoros
Name	Signature

1625 Broadway, Sixteenth Floor	Denver	CO	80202
Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

/s/ James Martin	5/31/06
Authorized Signature of R. A. or On Behalf of R. A. Company	Date

James Martin
Assistant Secretary

This form must be accompanied by appropriate fees.
Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 10/04/05

Jacobs Elko Entertainment, Inc. (hereinafter referred to as the “Corporation”):

ARTICLE VIII

Duration

The period of duration of the Corporation shall be perpetual.

ARTICLE IX

Shares

The total number of shares of all classes which the Corporation has authority to issue is one thousand (1,000) shares of Common Stock, $0.01 par value.

The Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:

(a)                                      distributions may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of distributions;

(b)                                      the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

(c)                                       upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

ARTICLE X

Cumulative Voting

Cumulative voting shall not be allowed in elections of directors or for any other purpose.

ARTICLE XI

Preemptive Rights

Holders of shares of the Corporation’s Common Stock shall have no preemptive rights to purchase additional shares of the same or any other class of the Corporation’s stock.

ARTICLE XII

Principal Office

The address of the Corporation’s principal office is:

17301 West Colfax Avenue, Suite 250

Golden, Colorado 80401

ARTICLE XIII

Directors

The affairs of the Corporation shall be governed by a Board of Directors consisting of one (1) to three (3) directors, with the number of directors specified in or fixed in accordance with the Bylaws of the Corporation, as may be amended from time to time, except as to the number constituting the initial board which number shall be one (1).

ARTICLE XIV

Elimination of Personal Liability of a Director

To the fullest extent permitted by Nevada law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE XV

Indemnification of Directors

The Corporation shall indemnify and advance expenses to a director of the Corporation to the fullest extent permitted by Nevada law, as the same exists or may hereafter be amended.

ARTICLE XVI

Voting Requirements

The affirmative vote of the holders of a majority of the shares entitled to vote thereupon shall be required for approval or authorization of any (i) merger or consolidation of the Corporation with or into any other corporation; or (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or entity; or (iii) the dissolution of the Corporation.

ARTICLE XVII

Amendments

These Articles of Incorporation of the Corporation can only be amended or repealed by the affirmative vote of the holders of a majority of the shares entitled to vote thereon.

ARTICLE XVIII

Bylaws

The Bylaws may be altered, amended or repealed, or new bylaws may be adopted by the Board of Directors, subject to the right of the shareholders to alter and / or repeal the bylaws or adopt new bylaws.